                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 DOCUCORP, INC.


     FIRST.   Name.  The name of the corporation is DocuCorp, Inc. (the
              ----
"Corporation").

     SECOND.  Purpose and Powers.  The purpose for which the Corporation is
              ------------------
organized is as follows:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     THIRD.   Capitalization.  The total number of shares of stock that the
              --------------
Corporation shall have authority to issue is 28,000,000 shares of Common Stock, consisting of 20,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 7,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are referred to herein collectively as the "Common Shares." Upon the conversion in accordance with the provisions of Section A(4) hereof or the redemption in accordance with the provisions of Section A(5) hereof of all issued and outstanding shares of Class B Common Stock, the Class A Common Stock shall thereafter be referred to as the "Common Stock," and all references herein to the Class A Common Stock shall be deemed to be so amended.

          The voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the classes of stock of the Corporation are as follows:

     A.   Common Shares.  All Common Shares shall be identical and shall entitle
          -------------
the holders thereof to the same rights and privileges, except as otherwise provided herein.

     (1)  Voting Rights.  Except as set forth herein or as otherwise required by
          -------------
law, the holders of Common Shares shall be entitled to one vote per share on each matter on which the stockholders of the Corporation shall be entitled to vote. Any amendment of this Article Third shall require the approval of a majority of the holders of the Class A Common Stock and 75% of the holders of the Class B Common Stock, voting as separate classes.

     (2)  Dividends.  The Board of Directors of the Corporation may cause
          ---------
dividends or other distributions to be paid to the holders of Common Shares out of funds legally available for the payment of dividends by declaring an amount per share as a dividend or other distribution. When and as dividends or other distributions are declared on any class of Common Shares, whether payable in cash, property or shares of stock of the Corporation, the holders of Common Shares shall be entitled to share ratably, share for share, in such dividends; provided, however, that if dividends are declared that are payable in Common Shares, or options, warrants or rights to acquire Common Shares or securities convertible into or exchangeable for Common Shares, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Shares of the same class upon which the dividend is paid.

     (3)  Liquidation Rights.
          ------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they may be entitled, the holders of Common Shares shall be entitled to share ratably according to the number of Common Shares held by them in all assets of the Corporation available for distribution to its stockholders.

          (b) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation, nor a sale or transfer of all or any part of its assets shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section A(3).

     (4)  Conversion of Class B Common Stock.
          ----------------------------------

          (a) Automatic Conversion.  If, at any time prior to the Redemption
              --------------------
Claim Period Expiration Date (as defined below), the Corporation consummates an underwritten public offering of securities of the Corporation in which the managing underwriter values the equity of the Corporation at $62.1 million or more as of the pricing of the offering and without taking into account any proceeds to be received from such offering (subject to increase based upon equity issuances by the Corporation other than as contemplated by the Agreement and Plan of Merger among the Corporation, FormMaker Software, Inc. ("FSI"), Image Sciences, Inc. ("ISI"), FormMaker Acquisition Corp. and ISI Merger Corp. (the "Merger Agreement") and the Liquidity Agreement among the Corporation, Safeguard Scientifics (Delaware), Inc. ("Safeguard"), Technology Leaders II L.P. ("TL II") and Technology Leaders II Offshore C.V. ("TL II Offshore") (the "Liquidity Agreement"))(a "Qualified Public Offering"), each share of Class B Common Stock issued and outstanding as of immediately prior to the sale of such equity securities pursuant to the Qualified Public Offering (the "Conversion Date") shall, ipso facto, automatically and without any action on the part of
              ---- -----
the holder thereof, be changed, converted and reclassified into a share of Class A Common Stock and all obligations on the part of the Company to redeem shares of Class B Common

Stock shall cease (a "Conversion Event"). Upon the occurrence of an Automatic Conversion, all outstanding rights to acquire Class B Common Stock shall convert into rights to acquire Class A Common Stock.

          (b) Reservation of Shares.  The Corporation shall at all times reserve
              ---------------------
and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of effecting a Conversion Event, such number of shares of Class A Common Stock as shall then be equal to the number of issued and outstanding shares of Class B Common Stock plus the number of shares of Class B Common Stock issuable upon the exercise, conversion or exchange of any outstanding rights to acquire shares of Class B Common Stock.

          (c) No Reissuance of Shares.  Shares of Class B Common Stock that are
              -----------------------
converted into shares of Class A Common Stock pursuant to Section A(4)(a) may not be reissued.

          (d) Delivery of New Certificates.  Upon the occurrence of a Conversion
              ----------------------------
Event, each holder of certificates representing shares of Class B Common Stock shall deliver and surrender all of such certificates to the Corporation for cancellation after the Conversion Date, and shall receive upon such delivery, surrender and cancellation, or as soon thereafter as is practicable, in place thereof a certificate or certificates for such number of shares of Class A Common Stock into which such holder's shares of Class B Common Stock were converted on the Conversion Date. After the Conversion Date, no dividend or distribution shall be paid upon, and no voting rights shall be exercisable with respect to, any shares of Class A Common Stock issuable upon the conversion of any shares of Class B Common Stock that were formerly represented by a certificate or certificates that have not been surrendered to the Corporation in exchange for certificates representing shares of Class A Common Stock as contemplated by this Section A(4)(d); but any such dividends or distributions shall be payable to the holders of any such unsurrendered certificates, without interest, upon the surrender of their outstanding certificates.

          (e) Interim Rights.  Until surrendered as provided in Section A(4)(d),
              --------------
as of the Conversion Date, certificates formerly representing shares of Class B Common Stock shall be treated for all corporate purposes as representing solely the right to receive the shares of Class A Common Stock into which such shares of Class B Common Stock were converted on the Conversion Date, and any dividends, distributions or sale proceeds to which the holders of such unsurrendered certificates may be entitled under Section A(4)(d) and Section A(4)(f), all upon surrender of such certificates.

          (f) Sale of Stock.  If any stockholders of the Corporation shall fail,
              -------------
within two years after the Conversion Date, to surrender certificates formerly representing shares of Class B Common Stock held by the stockholders prior to the Conversion Date, the shares of Class A Common Stock issued upon the occurrence of a Conversion Event shall be sold by the Corporation, and the net proceeds of the sale shall be held for the holders of the outstanding certificates formerly representing shares of Class B Common Stock, and be paid to them upon the surrender of their outstanding certificates. From and after such sale, the sole right of the holders of the unsurrendered outstanding certificates formerly representing shares of Class B Common Stock shall be the right to collect the net sales proceeds held for their account, without interest, together with the amounts, if any, payable under Section A(4)(d).

          (g) Stock Splits; Adjustments.
              -------------------------

              (i) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or the Class B Common Stock, the outstanding shares of the other class of Common Shares shall be proportionately subdivided or combined and effective provision shall be made for the protection of all conversion and redemption rights hereunder.

              (ii) In case of any reorganization, reclassification or change of Class A Common Stock (other than a change in par value as a result of a subdivision or combination, or a change from par value to no par value), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Class A Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of shares of Class B Common Stock shall have the right at any time thereafter, if and so long as the conversion right hereunder with respect to such shares of Class B Common Stock would exist had such event not occurred, to convert such shares of Class B Common Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of Class A Common Stock into which such shares of Class B Common Stock could have been converted had such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition not occurred. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, as the case may be, or otherwise for the protection of the conversion rights of the shares of Class B Common Stock, as nearly as reasonably may be, into any such other shares of stock and other securities and property deliverable upon conversion, exchange or other disposition of the shares of Class A Common Stock into which such shares of Class B Common Stock could have been converted had such event not occurred. In the case of any of the actions specified in this Section A(4)(g), the holders of 75% of the shares of the Class B Common Stock may approve a treatment of such class in connection with any such action that differs from the treatment specified in this Section A(4)(g), and such differing treatment, if otherwise approved by all other classes of stockholders that may be required to take action thereon pursuant to law or the applicable certificate or articles of incorporation, as the case may be, shall be binding upon all holders of the shares of the Class B Common Stock as so approved by the affirmative vote of holders of 75% of the Class B Common Stock.

     (5)  Redemption of Class B Common Stock.
          ----------------------------------

          (a) Notice of Redemption Rights.  If a Qualified Public Offering is
              ---------------------------
not consummated by the Corporation on or before January 31, 1998 (the "Offering Period Termination Date"), within five business days of the Offering Period Termination Date, the Corporation shall mail to all holders of issued and outstanding shares of Class B Common Stock as of the close of business on the Offering Period Termination Date, by first class mail, postage prepaid, to the last address for each such holder as indicated in the stock register of the Corporation, a notice (the "Redemption Notice") stating:

              (i) that the Corporation shall redeem any issued and outstanding shares of Class B Common Stock for which a redemption claim (a "Redemption Claim") complying with the provisions of Section A(5)(d) is made by the holder thereof (the "Redemption Shares") during the period of time (the "Redemption Claim Period") beginning on the first day after the Offering Period Termination Date and ending on February 1, 1999 (the "Redemption Claim Period Expiration Date"), provided that a Conversion Event has not occurred,

              (ii)  the Redemption Price (as defined below), and

              (iii) the Redemption Claim Period Expiration Date.

          (b) Redemption Price.
              ----------------

              (i) The Corporation shall pay the "Redemption Price" (as defined below) for each Redemption Share for which a Redemption Claim has been received during the Redemption Claim Period that complies with Section A(5)(d). The Redemption Price shall be mailed by the Corporation to the holders of Redemption Shares, by first class mail, postage prepaid, no later than 60 days after receiving a Redemption Claim complying with Section A(5)(d). The Corporation shall issue shares of Class A Common Stock under the Liquidity Agreement for cash in order to fund its obligation to pay the Redemption Price. In no event shall the Corporation amend or terminate the Liquidity Agreement in any manner which would adversely affect the right of the holders of Class B Common Stock to receive the Redemption Price, without the prior consent of the holders of 75% of the Class B Common Stock. Upon any issuance of Class A Common Stock for cash pursuant to the Liquidity Agreement, the Corporation shall segregate the cash proceeds therefrom and shall hold the same in trust solely for the payment of the Redemption Price (it being acknowledged that the holders of the Class B Common Stock shall have, and are hereby granted, a security interest in such proceeds to secure the performance of the Corporation's obligation to timely pay the Redemption Price).

              (ii) As used herein, "Redemption Price" shall mean the sum of $3.45 per share in cash; provided, however, that if the increase of pro forma combined revenues of ISI and consolidated FSI for the 12 month period ending July 31, 1997 over pro forma combined revenues of ISI and consolidated FSI for the 12 month period ending July 31, 1996 exceeds 20%, then the Redemption Price shall be increased to $4.08 per share in cash.

              (iii) Notwithstanding any other provision of this Certificate of Incorporation, (A) the Corporation's maximum redemption obligation hereunder shall not exceed the result of (1) 6,100,000 (the "Maximum B Shares"), multiplied by (2) $3.45 or $4.08, whichever is applicable under subparagraph
(ii) of this Section A(5)(b) (such result is referred to herein as the "Maximum Redemption Obligation"), and (B) if as of the close of business on the Offering Period Termination Date, the sum of the number of shares of Class B Common Stock outstanding and the total number of shares of Class B Common Stock that are issuable pursuant to outstanding rights exceeds the Maximum B Shares, the Redemption Price for each share of Class B Common Stock shall be reduced to the extent necessary so that it does not exceed the quotient of the Maximum Redemption Obligation divided by the Maximum B Shares. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class B Common Stock, the Redemption Price shall be appropriately adjusted to account for the change in the number of shares.

          (c) Effect of Non-Redemption.  Subject to the last paragraph of
              ------------------------
Section A(5)(d), in the event that a holder of shares of Class B Common Stock does not prior to the Redemption Claim Period Expiration Date redeem such shares, redeems only a portion of such shares prior to the Redemption Claim Period Expiration Date or fails to comply with the provisions of Section A(5)(d) with respect to Redemption Claims, all shares of Class B Common Stock held by such holder as of the Redemption Claim Expiration Date shall be automatically converted into shares of Class A Common Stock in accordance with the provisions of Section A(4).

          (d) Redemption Claims.  The Corporation shall not be obligated to
              -----------------
redeem issued and outstanding shares of Class B Common Stock during the Redemption Claim Period unless the holder thereof submits to the Corporation a written Redemption Claim containing the information specified below, accompanied by the certificate or certificates, or an affidavit of loss if such certificate or certificates have been lost or destroyed, evidencing the Redemption Shares, by means of first class mail, overnight delivery service or hand delivery, which Redemption Claim must be received by the Corporation at its principal executive office by no later than 5:00 p.m., Eastern time, on the Redemption Claim Expiration Date. The Redemption Claim shall provide the following information:

              (i) notice to the Corporation that the holder intends to redeem all or a portion of the shares of Class B Common Stock owned of record by such holder,

              (ii) the number of shares of Class B Common Stock owned of record by such holder,

              (iii) if less than all the shares of Class B Common Stock owned of record by such holder are to be redeemed, the number of shares and the certificate numbers thereof which are to be redeemed,

              (iv) if less than all the shares of Class B Common Stock owned of record by such holder are to be redeemed, if applicable, the name in which a certificate for the remaining shares of Class B Common Stock not being redeemed shall be issued and an acknowledgment that the holder of record of such shares shall be responsible for all transfer taxes with respect to such transfer,

              (v) the name of the person and address to which the Redemption Price for the Redemption Shares shall be mailed by the Corporation, and if such person is not the record holder of the Redemption Shares, authorization to the Corporation to pay the Redemption Price to such person, and

              (vi) the federal tax identification number for the person receiving the Redemption Price for tax reporting purposes.

          If the Redemption Claim is defective in any material respect, the Corporation shall set aside an amount in cash equal to the Redemption Price multiplied by the number of Redemption Shares represented by the certificate or certificates, or affidavit of loss, submitted with the Redemption Claim until such time as the defect in the notice is cured.

          (e) Effect of Redemption.  On and after the redemption of Redemption
              --------------------
Shares pursuant to Section A(5), all rights, privileges and preferences with respect to the Redemption Shares, except the right to receive the Redemption Price for the Redemption Shares as provided in Section A(5), shall cease, and such shares shall no longer be deemed to be outstanding, on the condition that the Corporation mails or irrevocably deposits or sets aside cash in an amount equal to the Redemption Price for the Redemption Shares. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to redeem any Redemption Shares during the Redemption Claim Period to the extent that the redemption thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall redeem such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          (f) No Reissuance.  Shares of Class B Common Stock redeemed by the
              -------------
Corporation shall be canceled, and shall not be reissued by the Corporation.

          (g) No Issuance During Redemption Claim Period.  Notwithstanding any
              -------------------------------------------
other provision of this Certificate of Incorporation, during the Redemption Claim Period, except pursuant to securities, stock options or other rights that are outstanding at the beginning of the Redemption Claim Period, the Corporation shall not issue any shares of Class B Common Stock nor any securities, stock options or other rights that are convertible into or exercisable or exchangeable for any shares of Class B Common Stock, nor shall the Corporation take any other action that may result in the issuance of any shares of Class B Common Stock in connection with a stock dividend, stock split or otherwise.

     B.   Preferred Stock.  The Board of Directors of the Corporation shall have
          ---------------
the full authority permitted by law to fix by resolution full, limited or no voting powers and such designations, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any series of Preferred Stock that may be desired.

     FOURTH.   Pre-emptive Rights.  No holder of securities of the Corporation
               ------------------
shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued or securities held in the treasury of the Corporation whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board of Directors deems advisable.

     FIFTH.    Elections by Ballot.  Elections of directors need not be by
               -------------------
written ballot.

     SIXTH.    Amendment of Bylaws.  Subject to the Stockholders' Agreement
               -------------------
among the Corporation, Safeguard, TL II, TL II Offshore and Xerox Corporation, the Board of Directors shall have the power, in addition to the stockholders, to make, alter or repeal the bylaws of the Corporation.

     SEVENTH.  Limit on Liability.
               ------------------

     A.   Liability.  To the full extent that the General Corporation Law of the
          ---------
State of Delaware, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

     B.   Indemnification.  To the full extent permitted by the General
          ---------------
Corporation Law of the State of Delaware, as it exists on the date hereof or may hereafter be amended, and any other applicable law, the Corporation shall indemnify a director of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered to contract in advance to indemnify any director.

     EIGHTH.   Amendment of Certificate of Incorporation.  The Corporation
               -----------------------------------------
reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, any vote required of holders of Class B Common Stock to amend, alter, change or repeal any provision contained in this Certificate of

Incorporation shall require the affirmative vote of holders of 75% of the shares of Class B Common Stock.

     NINTH.    Registered Office.  The registered office of the corporation is
               -----------------
to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

     TENTH.    The name and mailing address of the incorporator are as follows:

     Name                           Address
     ----                           -------

     Guy W. Winters, Jr.            2000 One Logan Square
                                    Philadelphia, Pennsylvania 19103

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 13th day of January, 1997.


                                         ______________________________
                                         Guy W. Winters, Jr.
                                         Incorporator